UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

Amendment No. 1

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2017

RICH PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-54767	46-3259117
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

9595 Wilshire Blvd, Suite 900

Beverly Hills, CA 90212

(Address of principal executive offices)

(323) 424-3169

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

We are filing this Amendment No. 1 on Form 8-K/A to our Current Report on Form 8K filed with the Securities and Exchange Commission (“SEC”) on March 30, 2017 (“Original Form 8-K) to revise Item 5.02 to correct certain information regarding a share issuance to Mr. Chang and Exhibit 10.64 regarding the term of the stock option plan and stock option grants. Except as stated herein, this Current Report on Form 8-K/A does not reflect events occurring after the filing of the Original Form 8-K on March 30, 2017 and no attempt has been made is this Current Report on Form 8-K/A to modify or update other disclosures as presented in the Original Form 8-K. Accordingly, this Form 8-K/A should be read in conjunction with the Original Form 8-K and our filings with the SEC subsequent to the filing of the Original Form 8-K.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

The issuances of shares by Rich Pharmaceuticals, Inc. (the “Company”) referenced in Item 5.02 was made in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) for the offer and sale of securities not involving a public offering. The Company's reliance upon Section 4(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only a one individual who was an accredited investor; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the issuance of shares was negotiated directly between the individual and the Company.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On March 30, 2017, the Company appointed Carol A. Salvadore, Psy. D. to the Company’s Board of Directors to fill the vacancy on the Board of Directors. Dr. Salvador brings to the Company management, business and scientific research experience and psychopharmacology expertise. Dr. Salvador created and manages a Clinical, Coaching and Organizational Consulting practice, Affiliates in Psychology and Education for over 30 years. During this period, she was also a principal in the organizational consulting firm of Cogent Resources. Dr. Salvador has consulted to small and medium sized businesses in the for profit and non-profit sectors. Most recently her business consulting has focused on family owned and managed companies. Prior to her career in Applied Psychology, she worked in Biochemistry research at Cornell Medical School and Pharmacology research at Burroughs Welcome which is now part of GSK. She has expertise and holds a certificate in psychopharmacology. Dr. Salvador received her Doctor of Psychology from Rutgers University in Applied Psychology and a B.S. in the Biological Sciences from New York University. In additional to her certification in Psychopharmacology, she completed a post- doctoral fellowship in Community Systems and a post-doctoral program in Organizational Development and Consultation at the William Alanson White Institute.

On March 30, 2017, the Company’s Board of Directors granted Ben Chang options to purchase 100,000,000 shares of Company common stock under the Rich Pharmaceuticals, Inc. 2017 Stock Option/Stock Issuance Plan. The options have an exercise price of $.0001 per share; a term of 5 years; are immediately vested; and may be exercised by cashless exercise. Ben Chang is the Chief Executive Officer and a director of the Company.

ITEM 8.01	OTHER EVENTS

On March 30, 2017, the Company’s Board of Directors approved the adoption of the Rich Pharmaceuticals, Inc. 2017 Stock Option/Stock Issuance Plan (the "2017 Plan”) and the reservation of 600,000,000 shares of Company common stock for issuance under the 2017 Plan. The 2017 Plan is intended to aid the Company in recruiting and retaining key employees, directors or consultants and to motivate them by providing incentives through the granting of awards of stock options or other stock based awards. The 2017 Plan is administered by the board of directors. Directors, officers, employees and consultants of the Company and its affiliates are eligible to participate under the 2017 Plan. The foregoing is only a brief description of the material terms of the 2017 Plan, and does not purport to be a complete description of the 2017 Plan, and such description is qualified in its entirety by reference to the 2017 Plan which is filed as an exhibit to this Current Report.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

No.	Description
10.64	2017 Stock Option/Stock Issuance Plan

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RICH PHARMACEUTICALS, INC.

Dated: May 30, 2017	By:	/s/ Ben Chang
Ben Chang Chief Executive Officer

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